As filed with the Securities and Exchange Commission on October 8, 1999

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        BANKUNITED FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           FLORIDA                                       65-0377773
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
               ---------------------------------------------------
               (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                        BankUnited Financial Corporation
                      BankUnited 401(K) Profit Sharing Plan
                      -------------------------------------
                            (Full title of the plan)

                                Alfred R. Camner
                              Chairman of the Board
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
            ---------------------------------------------------------
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Marsha D. Bilzin, Esq.
                           Camner, Lipsitz and Poller,
                            Professional Association
                           550 Biltmore Way, Suite 700
                           Coral Gables, Florida 33134
                                 (305) 442-4994

                                   ----------

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                           Proposed           Proposed
                                                                            maximum            maximum        Amount of
                 Title of each class                    Amount to be    offering price        aggregate     registration
          of securities to be registered(1)            registered (2)      per unit        offering price        fee
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock..............................         62,500         $8.03125(3)         $501,953          $140
                                                           shares                                (3)
=========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BankUnited 401(k) Profit Sharing Plan.
(2) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities.
(3) Pursuant to Rule 457(h)(1) and 457(c) under the Securities Act, estimated for the purpose of calculating the registration fee based on the average of the bid and asked prices of the Class A Common Stock on October 5, 1999, as quoted on the Nasdaq National Market System.

                                   ----------

      This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------
         * The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents for BankUnited Financial Corporation ("BankUnited") are incorporated by reference herein (Commission File No. 5-43936):

                  (a) BankUnited's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission on December 29, 1998.

                  (b) BankUnited's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.

                  (c) BankUnited's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

                  (d) BankUnited's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999.

                  (e) BankUnited's Current Reports on Form 8-K dated November 9, 1998, December 21, 1998, January 28, 1999, February 3, 1999 and April 19, 1999,
filed with the Commission on November 12, 1998, December 21, 1998, January 28, 1999, February 3, 1999, and April 19, 1999, respectively.

                  (f) BankUnited's Current Report on Form 8-K dated March 5, 1993 filed with the Commission to register BankUnited's Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

                  (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year referred to in (a) above.

                  All documents filed with the Commission by BankUnited pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, but prior to the termination of the offering to which this Prospectus relates, shall be deemed to be incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  DESCRIPTION OF SECURITIES.

Class A Common Stock

         The Class A Common Stock has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Accordingly, a description of the Class A Common Stock is not required herein.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of Class A Common Stock offered hereby will be passed upon for BankUnited by Camner, Lipsitz and Poller, Professional Association ("Camner, Lipsitz and Poller") Miami, Florida.

                  Alfred R. Camner, Chairman of the Board, Chief Executive Officer and a Director of BankUnited, is the senior managing director and a shareholder of Camner, Lipsitz and Poller, and Marc Lipsitz, Secretary and a Director of BankUnited, is the managing director of Camner, Lipsitz and Poller. As of September 30, 1999 directors and employees of Camner, Lipsitz and Poller directly and indirectly owned in the aggregate 289,306 shares of BankUnited's Class A Common Stock, 826,111 shares of BankUnited's Class B Common Stock and 640,021 shares of BankUnited's Preferred Stock (including shares that may be acquired by the exercise of options, but not including shares which would be received upon the conversion of other classes of stock).

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article IX of the Articles of Incorporation of BankUnited provides that BankUnited shall indemnify its officers and directors to the fullest extent permitted by law.

                  The Bylaws of BankUnited provide that BankUnited will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of BankUnited for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys' fees. Such indemnification may only be made, however, if (i) final judgment on the merits is in his or her favor or (ii) in case of settlement, final judgment against him or her or final judgment in his or her favor, other than on the merits, if a majority of the Board of Directors of BankUnited determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of BankUnited.

                  Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of BankUnited in the case of a proceeding by or in the right of BankUnited to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

                  Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, BankUnited to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of BankUnited) by reason of the fact that he is or was a director, officer, employee or agent of BankUnited (or is or was serving at the request of BankUnited in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of BankUnited and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

                  Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

                  Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of BankUnited in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

                  BankUnited has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.  EXHIBITS.*

                  The following is a list of Exhibits to this Registration
Statement:

         4.1 Articles of Incorporation of BankUnited (Exhibit 3.1 to BankUnited's Form 10-Q Report for the quarter ended December 31, 1998, as filed with the Commission on February 16, 1999).*

         4.2 Bylaws of BankUnited (Exhibit 4.5 to BankUnited's Form S-8 Registration Statement, File No. 333-43211, as filed with the Securities and Exchange Commission on November 14, 1996).*

         4.3 Statement of Designation of the Class A Common Stock and Class B Common Stock of BankUnited (included as an appendix to Exhibit 3.1).*

         4.4 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series A of BankUnited (included as appendix to Exhibit 3.1).*

         4.5 Statement of Designation of Noncumulative Convertible Preferred Stock, Series B of BankUnited (included as appendix to Exhibit 3.1).*

         4.6 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1993 of BankUnited (included as appendix to Exhibit 3.1).*

         4.7 Statement of Designation of 9% Noncumulative Perpetual Preferred Stock of BankUnited (included as an appendix to Exhibit 3.1).*

         4.8 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996 of BankUnited (included as appendix to Exhibit 3.1).*

         4.9 Form of Letter Agreement between BankUnited and the holders of shares of BankUnited's Noncumulative Convertible Preferred Stock, Series B (Exhibit 4.7 to BankUnited's Form 10-K Report for the year ended September 30, 1998, filed with the Commission on December 29, 1998 [the "1998 10-K"]).*

         4.10 Forms of Series 15A-F, Series 18E and Series 20A-F of Subordinated Notes of the Bank (Exhibit 4.3 to BankUnited's Form S-4 Registration Statement, File No. 33-55232, as filed with the Securities and Exchange Commission on December 2,
                  1992).*

         4.11 The Advances, Specific Collateral Pledge and Security Agreement dated March 30, 1998 between BankUnited, FSB and the Federal Home Loan Bank of Atlanta (Exhibit 4.9 to the 1998 10-K).*

         4.12 Indenture dated November 4, 1998 between the Bank and the Bank of New York to which the Federal Home Loan Bank of Atlanta has joined as a consenting party (the "Indenture") (Exhibit 4.91 to the 1998 10-K).*

         4.13 Form of the Bank's Senior Note (Fixed Rate) issuable pursuant to the Indenture (Exhibit 4.92 to the 1998 10-K).*

         4.14 Form of the Bank's Senior Note (Floating Rate) issuable pursuant to the Indenture (Exhibit 4.93 to the 1998 10-K).*

         4.15 The Letter of Credit Reimbursement Agreement dated November 14, 1998 between the Bank and the Federal Home Loan Bank of Atlanta (Exhibit 4.94 to the 1998 10-K).*

         5.1 Opinion of Camner, Lipsitz and Poller, Professional Association regarding the legality of the securities being registered.

         5.2 Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Camner, Lipsitz and Poller, Professional Association (set forth in Exhibit 5.1 to this Registration Statement).

         24.1 Power of attorney (set forth on the signature page in Part II of this Registration Statement).

----------
* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

Item 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 The Registrant

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on October 8, 1999.

                                            BANKUNITED FINANCIAL CORPORATION

                                            By: /s/ ALFRED R. CAMNER
                                                --------------------------------
                                                Alfred R. Camner
                                                Chairman of the Board and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner, Earline G. Ford and Marc Jacobson and each of them his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 8, 1999 by the following persons in the capacities indicated.

/s/ ALFRED R. CAMNER          Chairman of the Board, Chief Executive
---------------------------   Officer, and Director
ALFRED R. CAMNER              (Principal Executive Officer)

/s/ MEHDI GHOMESHI            President, Chief Operating Officer
---------------------------   and Director
MEHDI GHOMESHI

                              Vice Chairman of the Board and Director
---------------------------
LAWRENCE H. BLUM

/s/ EARLINE G. FORD           Executive Vice President, Treasurer and
---------------------------   Director
EARLINE G. FORD

/s/ MARC LIPSITZ              Corporate Secretary and Director
---------------------------
MARC LIPSITZ

/s/ MARC JACOBSON             Director
---------------------------
MARC D. JACOBSON

/s/ ALLEN BERNKRANT           Director
---------------------------
ALLEN M. BERNKRANT

/s/ ANNE  SOLLOWAY            Director
---------------------------
ANNE W. SOLLOWAY

/s/ NEIL MESSINGER            Director
---------------------------
NEIL MESSINGER

                              Director
---------------------------
BRUCE FRIESNER

                              Director
---------------------------
FREDERICK SCHILD

                              Director
---------------------------
BARRY SHULMAN

/s/ DIANE DELELLA             Senior Vice President, Chief Financial Officer and
---------------------------   Controller
DIANE DELELLA

                                    The Plan

         Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on their behalf, thereunto duly authorized in the cities and on the dates indicated below.

/s/ HUMBERTO LOPEZ                     Trustee               OCTOBER 8, 1999
-----------------------------------                   Coral Gables, Florida
HUMBERTO LOPEZ

/s/ CRAIG ALLEN                        Trustee               OCTOBER 8, 1999
-----------------------------------                   Coral Gables, Florida
CRAIG ALLEN

/s/ CRISTINA ANDREANA                  Trustee               OCTOBER 8, 1999
-----------------------------------                   Stamford, Connecticut
COLUMBUS CIRCLE TRUST COMPANY

By: CRISTINA ANDREANA
    -------------------------------
Title: VICE PRESIDENT

                                  Exhibit Index

                                                                      SEQUENTIAL
EXHIBIT                                                                  PAGE
NUMBER                    DESCRIPTION OF DOCUMENT                       NUMBER
------                    -----------------------                       ------
  5.1    Opinion of Camner, Lipsitz and Poller, Professional
         Association regarding the legality of the securities being registered.

  5.2 Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

  23.1   Consent of PricewaterhouseCoopers LLP.

  23.2   Consent of Camner, Lipsitz and Poller, Professional
         Association (set forth in Exhibit 5.1 to this Registration
         Statement).